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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15 (d) of
                       The Securities Exchange Act of 1934


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         Date of Report (Date of earliest event reported): July 16, 2003

                               ATA Holdings Corp.
             (Exact name of registrant as specified in its charter)

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       Indiana                           000-21642               35-1617970
(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
   of incorporation)                                     Identification Number)


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                           7337 West Washington Street
                              Indianapolis, Indiana
                                      46231
               (Address of principal executive offices) (zip code)

       Registrant's telephone number, including area code: (317) 247-4000

                                       N/A
          (Former name or former address, if changes since last report)

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
ITEM 5. OTHER EVENTS

     Attached hereto, and incorporated  herein by reference in its entirety,  as
Exhibit 99.1 is a copy of a press release announcing the appointment of John B. Happ to Senior Vice President of Marketing and Sales of ATA Airlines, Inc.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(C) Exhibits.

    99.1 Press Release dated July 16, 2003.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ATA Holdings Corp.

Date: July 16, 2003                     By: /s/ David M. Wing
                                            -----------------
                                        Name: David M. Wing
                                        Title: Executive Vice President & CFO

                                  EXHIBIT INDEX

Exhibit No.    Description of the Exhibit

99.1           Press Release dated July 16, 2003

  ATA Airlines Names John B. Happ Senior Vice President of Marketing and Sales

INDIANAPOLIS, July 16, 2003 - ATA Holdings Corp. (NASDAQ: ATAH), the parent company of ATA Airlines (ATA Airlines, Inc.), the nation's 10th largest airline, today announced that John B. Happ has been named to the position of Senior Vice President of Marketing and Sales. In this role, Happ will oversee all revenue-related functions for the Company, including marketing, sales, reservations, distribution planning, network planning, pricing and revenue management, and customer loyalty programs. He will assume his new role effective immediately.

"John's tremendous background, coupled with his extensive industry knowledge, makes him an invaluable asset to our management team," said George Mikelsons, ATA Chairman and CEO. "We will draw on his 20-plus years of airline experience to improve ATA's revenue performance. He will be responsible for enhancing ATA's image in the marketplace and moving forward on the "Honestly Different" brand that we've created. John will also be a member of my Executive Committee and a key player in all of ATA's decisions. I heartily welcome John and his family to Indianapolis."

Happ said, "This is an incredible time to join ATA -- a company that has been a leader in the emerging group of low-cost carriers. The Company is blessed with the youngest fleet of any major carrier, a primary hub in Chicago's newly renovated Midway Airport, and a dedicated group of professional employees committed to making ATA "an honestly different airline." There are considerable opportunities to take the Company to the next level, both in terms of revenue as well as posture, and I look forward to rolling up my sleeves and working closely with George and the management team in doing so."

Happ has an extensive background in the airline industry, having held various marketing and planning positions at Singapore Airlines, Continental Airlines and most recently at Hawaiian Airlines. While at Hawaiian Airlines, he served as Senior Vice President of Marketing and Sales where he led the effort to transition the company from a small, regional niche carrier with an aging fleet and limited route structure through a five-year period. It was during this time that the carrier nearly doubled revenues, expanded trans-Pacific capacity and introduced a new fleet of Boeing narrow and wide-body aircraft. The carrier adopted a new image and livery, significantly expanded its code share and partner marketing relationships, and moved aggressively into a web-based distribution model.

Happ and his family will be relocating to Indianapolis from Hawaii.

Now celebrating its 30th year of operation, ATA is the nation's 10th largest airline based on revenue passenger miles. ATA operates significant scheduled service from Chicago-Midway, Indianapolis, Los Angeles, St. Petersburg, Fla. and San Francisco to over 40 business and vacation destinations. For more information about the Company, visit the web site at www.ata.com.

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